Exhibit 4.7

Form of Warrant relating to private placement completed during April 2016 (Incorporated by reference).

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THESE WARRANTS MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE RESALE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

WARRANT TO PURCHASE COMMON SHARES

OF

ENERGIZER RESOURCES INC.
(existing under the laws of the State of Minnesota)

Number W – 2016-04-XX	Number of Warrants represented by this certificate: XXX

THIS CERTIFIES THAT, for value received, [Name and Address] (the “Holder”), being the registered holder of this warrant (“Warrant”) is entitled, at any time prior to 5:00 p.m. (Toronto time) on the Expiry Day (as defined below) to subscribe for and purchase the number of common shares (the “Warrant Shares”) of Energizer Resources Inc. (the “Company”) set forth above on the basis of one Warrant Share at a price of US$0.11 (the “Exercise Price”) for each Warrant exercised, subject to adjustment as set out herein, by surrendering to the Company at its principal office, 141 Adelaide Street West, Suite 520, Toronto, Ontario, Canada, M5H 3L5, this Warrant certificate (the “Warrant Certificate”), with a completed and executed Subscription Form (as defined below), and payment in full for the Warrant Shares being purchased.

The Company shall treat the Holder as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant free from all equities and rights of set-off or counterclaim between the Company and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Warrant Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

Definitions: In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

“Common Shares” means the common stock of the Company as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 12 hereof;

“Company” means Energizer Resources Inc., a company existing under the laws of the State of Minnesota and its successors and assigns;

“Current Market Price” of a Common Share at any date means the volume weighted average trading price on the TSX, or such other stock exchange where the majority of the trading volume and value of the listed securities occurs, for the five Trading Days immediately preceding the relevant date or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market with the volume weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said five Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, such price as may be determined by the directors of the Company;

“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Company, whether in (i) cash; (ii) shares of the Company; (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company provided that the value of such dividends does not in such financial year exceed the greater of:

150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year; and

100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

“Exercise Price” means US$0.11 per Warrant Share, subject to adjustment in accordance with Section 12 hereof;

(d)	“Expiry Day” means April 11, 2018;

“Expiry Time” means 5:00 p.m. (Toronto time), on the Expiry Day;

“Holder” shall have the meaning ascribed thereto on the face page hereof;

“Person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

“Rights Offering” has the meaning set out in Section 12(b)(ii) in this Warrant Certificate;

“Subscription Form” means the subscription form annexed to this Warrant Certificate;

“TSX” means the Toronto Stock Exchange;

“Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

“Transfer Form” means the transfer form annexed to this Warrant Certificate;

“U.S. Person” means U.S. person as that term is defined in Rule 902(k) of Regulation S adopted by the United States Securities and Exchange Commission under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant” means a warrant exercisable to purchase one Common Share at the Exercise Price until the Expiry Time;

“Warrant Certificate” means this warrant certificate; and

“Warrant Share” means the Common Shares issuable upon the exercise of the Warrants.

Expiry Time: At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

Exercise Procedure:

The Holder may exercise the right to subscribe and purchase the number of Warrant Shares herein provided, by delivering to the Company prior to the Expiry Time at its principal office this Warrant Certificate, with the Subscription Form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a certified cheque or bank draft payable to or to the order of the Company in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 26 hereof (or to such other address as the Company may notify the Holder).

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Warrant Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder hereof shall become a shareholder of the Company in respect of the Warrant Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery and payment of a certificate evidencing the Warrant Shares and the Company shall cause such certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five (5) Business Days of such delivery and payment.

Any certificate or certificates representing Warrant Shares issued upon the exercise of the Warrants represented hereby shall be impressed with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE RESALE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

provided that, if any Warrant Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent for the Warrant Shares and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

This Warrant and the Warrant Shares issuable upon exercise of this Warrant have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States, although the Company may have filed a resale registration statement under the U.S. Securities Act. Accordingly, this Warrant may not be transferred or exercised, in whole or in part, in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act, or an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the holder complies with Section 8 of this Warrant.

Partial Exercise: The Holder may subscribe for and purchase a number of Warrant Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall receive along with the certificate representing the Warrant Shares so purchased, without charge, a new Warrant Certificate in respect of the balance of the Warrant Shares which the Holder was entitled to subscribe for pursuant to this Warrant Certificate and which were then not purchased.

No Fractional Shares: Notwithstanding any adjustments provided for in Section 12 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants to issue fractional Warrant Shares in satisfaction of its obligations hereunder and, in any such case, the number of Warrant Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number. The Company shall not be required to make any payment to the Holder who, absent this Section 5 hereof, would otherwise have been entitled to receive a fractional Warrant Share.

Exchange of Warrant Certificates: Subject to Section 8 hereof, this Warrant Certificate may be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Warrant Shares at the same Exercise Price and on the same terms as this Warrant Certificate (with or without legends as may be appropriate).

Register of Warrantholders: The Company shall cause a register (the “Register”) to be kept in which shall be entered the names and addresses of all Holders and the number of Warrants held by each of them.

Transfer of Warrants: Subject to the terms hereof, this Warrant may be transferred, subject to the terms set forth in the Transfer Form attached hereto. No transfer of this Warrant shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Company may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Company, and delivered to the Company. The Warrants may be offered, sold, pledged or otherwise transferred only: (A) to the Company, (B) pursuant to an effective registration statement under the U.S. Securities Act, (C) in accordance with Rule 144 under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, (D) in accordance with the provisions of Regulation S under the U.S. Securities Act, if available, or (E) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state securities laws (in each case, if an opinion of counsel, of recognized standing reasonably satisfactory to the Company, has been provided to the Company to that effect, if applicable). Hedging transactions involving the Warrants and the Warrant Shares may not be conducted unless in compliance with the U.S. Securities Act and other applicable securities laws. The Warrants and the Warrant Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or in accordance with Rule 144 under the U.S. Securities Act. No transfer of this Warrant shall be made if in the opinion of counsel to the Company such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five (5) Business Days of such delivery, a new Warrant Certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

Upon the transfer of any Warrant, the Company shall enter the name of the transferee in the Register as the registered holder of such transferred Warrants.

Not a Shareholder: Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

Covenants:

The Company covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Warrant Shares to satisfy the right of purchase herein provided for, it will cause the Warrant Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Warrant Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

The Company covenants and agrees that until the Expiry Time, while the Warrants (or remaining portion thereof) shall be outstanding, the Company shall use reasonable efforts to preserve and maintain its corporate existence, to remain listed on the TSX, and maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the Canadian jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease its corporate existence, cease to be listed on the TSX or cease to be a “reporting issuer”, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX.

The Company shall use its best efforts to ensure the Warrant Shares are listed and posted for trading on the TSX or such other stock exchange or over-the-counter market as the Common Shares may be listed or quoted (as the case may be) at the time of exercise of the Warrants.

The Company shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

If the issuance of the Warrant Shares upon the exercise of the Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority or compliance with any other requirement under any law before such Warrant Shares may be validly issued (other than the filing of a prospectus or similar disclosure document), the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

Adjustments:

Adjustment: The rights of the holder of this Warrant, including the number of Warrant Shares issuable upon the exercise of such Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 12. The purpose and intent of the adjustments provided for in this Section 12 is to ensure that the rights and obligations of the Holder are neither diminished or enhanced as a result of any of the events set forth in paragraphs (b), (c) or (d) of this Section 12. Accordingly, the provisions of this Section 12 shall be interpreted and applied in accordance with such purpose and intent.

The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 12(b)(i) and (ii) hereof.

Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 12(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a Rights Offering as described in Section 12(b)(ii)), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) of this Section 12 above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 12(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 12(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 12(b) or 12(c) of this Warrant Certificate, then the number of Warrant Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

Rules Regarding Calculation of Adjustment of Exercise Price:

The adjustments provided for in Section 12 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Warrant Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 13.

No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Warrant Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

No adjustment in the Exercise Price will be made in respect of any event described in Section 12, other than the events referred to in clause 12(c), if the Holder is entitled to participate in such event on the same terms (subject to the consent of the TSX as long as the Common Shares are listed on the TSX at such time), mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

No adjustment in the Exercise Price will be made under Section 12 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

If at any time a question or dispute arises with respect to adjustments provided for in Section 12, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

In case the Company after the date of issuance of this Warrant takes any action affecting the Common Shares, other than action described in Section 12, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Company in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

In the absence of a resolution of the directors of the Company fixing a record date for any event which would require any adjustment to this Warrant, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

As a condition precedent to the taking of any action which would require any adjustment to the Warrant Shares issuable under this Warrant, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 12, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 12 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

In any case that an adjustment pursuant to Section 12 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Warrant Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Warrant Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Warrant Shares or of such other securities or property.

Representation and Warranty: The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has all corporate and lawful power and authority to create and issue this Warrant and the Warrant Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

If Share Transfer Books Closed: The Company shall not be required to deliver certificates for Warrant Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Warrant Shares called for thereby during any such period delivery of certificates for Warrant Shares may be postponed for a period not exceeding three (3) Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Warrant Shares called for after the share transfer books shall have been re-opened.

Lost Certificate: If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Company shall issue and countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost mutilated or destroyed provided that the Holder shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate as shall be satisfactory to the Company, in its sole discretion acting reasonably, and the Holder may also be required to furnish an indemnity in form satisfactory to the Company, in its sole discretion acting reasonably, and shall pay the reasonable charges of the Company in connection therewith.

Governing Law: This Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario.

Severability: If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

Amendments: Subject to the approval of the TSX, the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the holders of at least 66 2/3% of the Warrants then outstanding.

Headings: The headings of the articles, sections, subsections and clauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

Gender: Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Binding Effect: This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Company and its successors.

Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier or prepaid same day courier addressed as follows:

If to the Holder at the latest address of the Holder as recorded in the Register; and

If to the Company at:

Energizer Resources Inc.

141 Adelaide Street West Suite 520
Toronto, Ontario, Canada, M5H 3L5

Attention:            Chief Financial Officer
Facsimile No.:      (416) 364-2753

Time of Essence: Time shall be of the essence hereof.

[Signature page follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this 11 day of April 2016.

ENERGIZER RESOURCES INC.
Per:
Authorized Signing Officer

Name and Title

SUBSCRIPTION FORM

TO:	Energizer Resources Inc.
141 Adelaide Street West, Suite 520 Toronto, Ontario, Canada, M5H 3L5 Attention: Chief Financial Officer

The undersigned holder of the within Warrant hereby irrevocably subscribes for                                    Warrant Shares of Energizer Resources Inc. (the “Company”) pursuant to the within Warrant and tenders herewith a certified cheque or bank draft for US$                                 (US$0.11 per Warrant Share) in full payment therefor.

(Please check the ONE box applicable):

☐	A

The undersigned holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (iii) is not exercising the Warrant on behalf of a “U.S. person” or a person in the United States; and (iv) did not execute or deliver this exercise form in the United States. “United States and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

☐	B.

The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned hereby directs that the Warrant Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF WARRANT SHARES

DATED this                    day of                                                     , 20          .

NAME:

Signature of Authorized Representative:
Print Name:

             Please check if the certificates representing the Warrant Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which the certificates representing the Warrant Shares will be mailed to the address in the registration instructions set out above.

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificate representing the Warrant Shares.

Note:

The Common Shares have not been registered with the United States Securities and Exchange Commission or the securities commission of any state and are being offered and sold in reliance upon an exemption or exclusion from registration under the U.S. Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in accordance with applicable state securities laws. The undersigned holder understands that the certificate representing the Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. In addition, if Box A above is checked, hedging transactions involving the Warrant Shares may not be conducted unless in compliance with the U.S. Securities Act. Certificates representing Warrant Shares will not be registered or delivered to an address in the United States unless Box B above is checked and any opinion tendered must be in form and substance satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrant should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

TRANSFER FORM

TO:	Energizer Resources Inc.
141 Adelaide Street West, Suite 520 Toronto, Ontario, Canada, M5H 3L5 Attention: Chief Financial Officer

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

(Social Insurance Number)

                    of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HERBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. person (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this day of , .

Signature of Registered Holder (Transferor)	Signature Guarantee

Print name of Registered Holder

Address

NOTE:

The signature on this transfer form must correspond with the name as recorded on the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.